As filed with the Securities and Exchange Commission on June 15, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXON ENTERPRISE, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0741227
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

17800 N. 85th St. Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

PERFORMANCE NON-QUALIFIED STOCK OPTION AWARD

(Full title of the plan)

Copies to:
Douglas E. Klint	Jeffrey E. Beck
Executive Vice President	Snell & Wilmer L.L.P.
and General Counsel	One Arizona Center
Axon Enterprise, Inc.	400 East Van Buren
17800 North 85th Street	Phoenix, Arizona 85004
Scottsdale, Arizona	(602) 382-6000
(480) 991-0797

(Name, address and telephone number (including area code) of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.00001 par value	6,365,856	$28.58	$181,936,164	$22,651

(1)	In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(h) of the Securities Act, the registration fee is based on the weighted average exercise price at which the options to acquire the Common Stock, $0.00001 par value per share, may be exercised.

EXPLANATORY NOTE

This registration statement is filed by the Company for the purpose of registering 6,365,856 shares of the Registrant’s common stock, par value $0.00001 per share (“Common Stock”) for issuance under the Performance Non-Qualified Stock Option Award Agreement (the “CEO Performance Award”) and for purposes of resale or reoffer thereof by the Selling Shareholder named in the this reoffer prospectus.

This registration statement contains two parts, Part I and Part II.

The first part, Part I, contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales on a continuous or delayed basis of the shares of Common Stock referred to above that constitute “control securities”, within the meaning of the Securities Act, by certain of the Selling Shareholder named in this reoffer prospectus that may be issued to him pursuant to the CEO Performance Award. In addition, certain information relating to issuances under the CEO Performance Award is omitted from Part I, as further described below in the next paragraph and under the heading “Item 1. Plan Information”.

Part II contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the CEO Performance Award plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “Commission”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be delivered to the participant in the CEO Performance Award plan, covered by this Registration Statement prepared by Axon in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Commission”, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement are available, without charge, to participants upon written or oral request. Participants wishing to receive such documents should contact Douglas E. Klint, Executive Vice President and General Counsel, Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, Arizona 85255.

I-1

AXON ENTERPRISE, INC.

REOFFER PROSPECTUS

6,365,856 SHARES OF COMMON STOCK

This reoffer prospectus relates to 6,365,856 shares of common stock (“Common Stock”) of Axon Enterprise, Inc. (the “Company”) that may be reoffered or resold from time to time by Mr. Patrick W. Smith, our Chief Executive Officer (the “Selling Shareholder”), that are acquired or that may be acquired under that certain Performance Non-Qualified Stock Option Award Agreement between the Company and the Selling Shareholder (“CEO Performance Award”).

The Selling Shareholder may sell the shares of Common Stock covered by this reoffer prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on the NASDAQ Global Select Market or any other stock exchange or stock market on which the shares of Common Stock are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the shares of Common Stock are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which is deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement. Our Common Stock is quoted on the NASDAQ Global Select Market under the symbol “AAXN”. See “Plan of Distribution” which begins on page 4 of this reoffer prospectus.

We will not receive any of the proceeds from the sale of Common Stock by the Selling Shareholder. While we will pay the expenses of registering these shares, the Selling Shareholder will bear all sales commissions and similar expenses.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make an investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this reoffer prospectus beginning on page 3, and under similar headings in the other documents that are incorporated by reference into this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus in June 15, 2018

PART I

PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in, or incorporated by reference into, this reoffer prospectus and does not contain all of the information that you should consider before investing in our common stock. We urge you to read this entire reoffer prospectus carefully, including the section entitled “Risk Factors” and the consolidated financial statements and related notes and other documents incorporated by reference into this reoffer prospectus, before making an investment decision.

You should rely only on the information contained, or incorporated by reference, in this reoffer prospectus. We have not authorized anyone to provide you with different information. This reoffer prospectus does not constitute (1) an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the reoffer prospectus, or (2) an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this reoffer prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context suggests otherwise, all references to “us,” “our,” “Axon” “we,” the “Company” and similar designations refer to Axon Enterprise, Inc. and, where appropriate, our subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this reoffer prospectus, as well as any other information we include or incorporate by reference into this reoffer prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. In addition, the trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus, as well as any other information we include or incorporate by reference into this reoffer prospectus, contain forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on current expectations at that time and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, as well as those factors discussed under the caption entitled “Risk Factors” in our (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2017, (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and (3) any other documents we file with the SEC that are deemed incorporated by reference into this reoffer prospectus.

Although we believe the expectations and projections reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this reoffer prospectus to conform our prior statements to actual results or revised expectations.

THE COMPANY

Our core mission is to protect life through innovative technologies that make communities safer. We are the market leader in the development, manufacture and sale of conducted electrical weapons, or CEWs, designed for use by law enforcement, corrections, military forces, private security personnel and by private individuals for personal defense. We are also the market leader in developing, manufacturing and selling connected wearable on-officer cameras as well as developing and selling cloud-based digital evidence management software. We have established a robust network that connects devices, apps and people primarily in the law enforcement vertical market. We aim to have every public safety officer in the world carry a TASER, deploy an Axon camera and be connected to the Axon network.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Stock offered through this reoffer prospectus by the Selling Shareholder. We have agreed to bear the expenses relating to the registration of the Common Stock for the Selling Shareholder.

DETERMINATION OF OFFERING PRICE

The Selling Shareholder may sell the shares of our Common Stock issued to him from time to time at prices and at terms prevailing or at prices related to the current market price, or in negotiated transactions.

SELLING SHAREHOLDER

This reoffer prospectus relates to the reoffer and resale of shares issued or that may be issued to the Selling Shareholder under the CEO Performance Award. Because the Selling Shareholder may from time to time offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the Selling Shareholder after completion of the offering. There is no assurance that the Selling Shareholder will sell any or all of the shares offered by him under this reoffer prospectus. The following table sets forth (i) the number of shares of our Common Stock beneficially owned by the Selling Shareholder on June 1, 2018, (ii) the number of shares of our Common Stock to be offered for resale by the Selling Shareholder (i.e. the number of shares underlying the CEO Performance Award), and (iii) the number and percentage of shares of our Common Stock to be held by the selling shareholder after completion of the offering:

Patrick W. Smith has served as Chief Executive Officer (“CEO”) and as a director of the Company since 1993.

As of June 1, 2018, there were 58,278,892 shares of our Common Stock outstanding.

					Shares of Common Stock Owned after Offering(a)
Name of Selling Shareholder	Shares of Common Stock Owned Prior to Offering		Shares of Common Stock to be Sold		Number	Percent
Patrick W. Smith	795,397	(b)	6,365,856	(c)	795,397	1.36%

(a)	Assumes that all shares of Common Stock registered hereunder are sold.
(b)	Represents 577,000 shares owned by the Selling Shareholder and 218,397 shares that could be purchased by exercise of options exercisable on June 1, 2018 or restricted stock or options vesting within 60 days thereafter under the Company’s stock incentive plans. Excludes (i) 175,194 shares of restricted stock units and performance units (at target levels) underlying grants under the Company’s stock incentive plans that have not vested and will not vest within 60 days of June 1, 2018 and (ii) shares underlying the CEO Performance Award as they are not vested as of the date of this reoffer prospectus.
(c)	Represents shares underlying performance options granted pursuant to the CEO Performance Award, which have not vested and will only vest upon the attainment of specified performance conditions and other conditions as specified in the CEO Performance Award.

PLAN OF DISTRIBUTION

The Selling Shareholder may sell the shares of Common Stock covered by this reoffer prospectus from time to time in one or more offerings. Registration of the shares of Common Stock covered by this reoffer prospectus does not mean, however, that those securities will necessarily be offered or sold.

We will pay all fees and expenses incurred in connection with the registration of the shares of Common Stock, and the Selling Shareholder will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of the shares of Common Stock.

The Selling Shareholder may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

The Selling Shareholder may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

If required at the time of the offering of the shares of Common Stock, a prospectus supplement will be distributed which will describe the method of distribution of the securities and the terms of the offering.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. The prospectus supplement will name any underwriter used in the offering.

The Selling Shareholder may sell the securities offered through this reoffer prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The Selling Shareholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

The Selling Shareholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by the Selling Shareholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between the Selling Stockholders and the underwriters, dealers and agents.

The Selling Shareholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the Selling Shareholder, and commissions paid, or any discounts or concessions allowed to any broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of Common Stock covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Shareholder or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock. We will make copies of this reoffer prospectus available to the Selling Shareholders and have informed him of the need to deliver a copy of this reoffer prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law, including the Delaware General Corporation Law, or the DGCL.

General

As of June 1, 2018, our authorized capital stock consisted of 225,000,000 shares of two classes of stock: 200,000,000 shares of Common Stock, par value $.00001 per share, and 25,000,000 shares of preferred stock, par value $.00001 per share. As of June 1, 2018, there were 58,278,892 shares of our common stock outstanding.

Common Stock

As of June 1, 2018, there were 58,278,892 shares of our Common Stock outstanding. Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Accordingly, holders of a majority of the voting shares are able to elect each class of directors. Subject to any preferences that may be applicable to any preferred stock outstanding at that time, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our dissolution, holders of our Common Stock will be entitled to share in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock at that time. Holders of our Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions

The following paragraphs summarize certain provisions of our amended and restated certificate of incorporation, our bylaws and the DGCL. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the DGCL and to our amended and restated certificate of incorporation and bylaws. Copies of these documents are on file with the SEC and are exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” and “Incorporation By Reference.”

Our amended and restated certificate of incorporation and bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party—whether friendly or hostile—from acquiring control over us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Amendment of Amended and Restated Certificate of Incorporation and Bylaws

The amendment or repeal of our amended and restated certificate of incorporation requires approval of the holders of 75% of the voting power of the then-outstanding shares of capital stock entitled to vote thereon, or the Voting Stock, voting together as a single class. Further, unless otherwise specified, amendment or repeal of our bylaws requires the approval of not less than 66.67% of the Voting Stock, voting together as a single class.

Board Classification

Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us because it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board. Further, the approval of 66.76% of the Voting Stock, voting together as a single class, is necessary to amend or repeal, or adopt any provision inconsistent with, the classification of our board of directors as set forth in our bylaws.

Limits on Ability of Stockholders to Act by Written Consent

Our bylaws contains provisions that limit the ability of stockholders to act by written consent when the solicitation of stockholder action by written consent is not at the direction of our board of directors. These limitations do not apply to solicitations of stockholder action by written consent at the direction of our board of directors. These limitations, in general, concern the subject matter of the requested stockholder action, notice and ownership requirements applicable to stockholders seeking action by written consent, manner of solicitation, the timeliness and procedures for delivery of the written consents and the certification and effectiveness of such consents. The ownership requirements establish that, at a minimum, holders of record representing 20% of the outstanding shares of common stock of the Company are needed to request that a record date be fixed to take action by written consent when the solicitation is not at the direction of our board of directors. Further, when such solicitation is not at the direction of our board of directors, the subject matter of the requested action cannot concern an identical or substantially similar item of stockholder action that was presented at a meeting of stockholders held in the 12 months prior to the request for a record date or the election or removal of directors under certain conditions.

Limits on Ability of Stockholders to Call a Special Meeting

Our bylaws contains provisions that limit the ability of stockholders to call a special meeting. Unless otherwise specified by our amended and restated certificate of incorporation or the DGCL, special meetings of the stockholders may only be called and proposed by the Chairman of the Board, Chief Executive Officer, the holder of a majority of the voting power of the Voting Stock, or the board of directors pursuant to a resolution adopted by a majority of the then-authorized number of directors.

Requirements for Advance Notification of Stockholder Business, Nominations and Proposals

Our bylaws establish advance notice procedures for any business proposed by stockholders, including nominations of persons to be elected as a director or other proposals to be adopted by the Company, to be considered at an annual meeting of stockholders. These bylaw provisions may have the effect of precluding the conduct of certain stockholder business at the annual meeting if proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. Further, the approval of 66.67% of the Voting Stock, voting together as a single class, is necessary to amend these bylaw provisions.

No Cumulative Voting

Our amended and restated certificate of incorporation does not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Preferred Stock

In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

Removal of Directors and Vacancy in the Board of Directors

Our amended and restated certificate of incorporation provides that a director may be removed from office before the expiration date of that director’s term of office, with or without cause, only by an affirmative vote of the holders of 66.67% of the Voting Stock, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from any increase in the authorized number of directors, may be filled by no less than a majority vote of the remaining directors then in office.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

•	at, or subsequent to, the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions. The address of the transfer agent and registrar 51 Mercedes Way Edgewood, NY 11717.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AAXN.”

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which the Registrant has previously filed with the Commission, are incorporated herein by reference and made a part hereof:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

c)	The Registrant’s Current Reports on Form 8-K filed on February 27, 2018, April 6, 2018, May 18, 2018 and May 24, 2018 (in each case, other than information that is furnished but that is deemed not to have been filed); and

d)	The description of the Registrant’s Common Stock, $0.00001 par value, contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on March 7, 2001 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or calling us at the following:

Axon Enterprise, Inc

Attention: Corporate Secretary

17800 North 85th Street, Scottsdale, Arizona 85255

(480) 991-0797

As noted above, you may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.axon.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement. This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

INDEMNIFICATION

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors. To the extent Section 102(b)(7) is interpreted, or the Delaware General Corporation Law is amended, to allow similar protections for officers of a corporation, such provisions of the registrant’s amended and restated certificate of incorporation shall also extend to those persons.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that:

•	The registrant shall indemnify its directors and officers against any losses, actually and reasonably incurred, by a director or officer in connection with a proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, to the extent authorized by the board of directors, indemnify, and provide advances to, employees and under circumstances similar to those allowed for directors and officers.

•	The registrant shall advance expenses incurred by its directors and officers expenses in any proceeding (other than a proceeding brought for an accounting of profits the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law), if such person: (a) furnishes the registrant a written affirmation of such persons good faith belief that such person is entitled to be indemnified, and (b) furnishes the registrant a written undertaking to repay the advance to the extent that it is ultimately determined that such person is not entitled to be indemnified by the registrant.

•	The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, unless: (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, or (c) such indemnification is provided by the registrant, in its sole discretion, pursuant to the powers vested in the registrant under the Delaware General Corporation Law.

•	The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

•	Any repeal or modification of the registrant’s indemnification obligations shall only be prospective and shall not affect the rights of any director, officer, employee or agent in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director, officer, employee or agent of the registrant.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide additional procedural protections. These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Any underwriting agreement that may be entered into between us, the Selling Shareholder and the underwriter may contain certain provisions regarding indemnification of our officers and directors by the underwriter.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at www.sec.gov where you can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

AXON ENTERPRISE, INC.

6,365,856 Shares of Common Stock

REOFFER PROSPECTUS

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which the Registrant has previously filed with the Commission, are incorporated herein by reference and made a part hereof:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

c)	The Registrant’s Current Reports on Form 8-K filed on February 27, 2018, April 6, 2018, May 18, 2018 and May 24, 2018 (in each case, other than information that is furnished but that is deemed not to have been filed); and

d)	The description of the Registrant’s Common Stock, $0.00001 par value, contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on March 7, 2001 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors. To the extent Section 102(b)(7) is interpreted, or the Delaware General Corporation Law is amended, to allow similar protections for officers of a corporation, such provisions of the registrant’s amended and restated certificate of incorporation shall also extend to those persons.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that:

•	The registrant shall indemnify its directors and officers against any losses, actually and reasonably incurred, by a director or officer in connection with a proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, to the extent authorized by the board of directors, indemnify, and provide advances to, employees and under circumstances similar to those allowed for directors and officers.

•	The registrant shall advance expenses incurred by its directors and officers expenses in any proceeding (other than a proceeding brought for an accounting of profits the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law), if such person: (a) furnishes the registrant a written affirmation of such persons good faith belief that such person is entitled to be indemnified, and (b) furnishes the registrant a written undertaking to repay the advance to the extent that it is ultimately determined that such person is not entitled to be indemnified by the registrant.

•	The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, unless: (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, or (c) such indemnification is provided by the registrant, in its sole discretion, pursuant to the powers vested in the registrant under the Delaware General Corporation Law.

•	The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

•	Any repeal or modification of the registrant’s indemnification obligations shall only be prospective and shall not affect the rights of any director, officer, employee or agent in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director, officer, employee or agent of the registrant.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide additional procedural protections. These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Any underwriting agreement that may be entered into between us, the Selling Shareholder and the underwriter may contain certain provisions regarding indemnification of our officers and directors by the underwriter.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description	Page or Method of Filing

5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of Independent Registered Accounting Firm	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1

24.1	Power of Attorney	See Signature Page

99.1	CEO Performance Award	Incorporated by reference to Annex A to the Proxy Statement for the Registrant’s 2018 Annual Meeting of Stockholders filed on April 13, 2018

Item 9.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78 o (d)) that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing

5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of Independent Registered Accounting Firm	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1

24.1	Power of Attorney	See Signature Page

99.1	CEO Performance Award	Incorporated by reference to Annex A of the Proxy Statement for the Registrant’s 2018 Annual Meeting of Stockholders filed on April 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 13th day of June, 2018.

AXON ENTERPRISE, INC.

/s/ Jawad A. Ahsan
By:	Jawad A. Ahsan
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick W. Smith, Douglas E. Klint, and Jawad A. Ahsan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicate

Signature		Title	Date

By:	/s/ Patrick W. Smith	Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2018
Patrick W. Smith

By:	/s/ Jawad A. Ahsan	Chief Financial Officer (Principal Financial and Accounting Officer)	June 13, 2018
Jawad A. Ahsan

By:	/s/ Hadi Partovi	Director	June 13, 2018
Hadi Partovi

By:	/s/ Mark W. Kroll	Director	June 14, 2018
Mark W. Kroll

By:	/s/ Michael Garnreiter	Director	June 13, 2018
Michael Garnreiter

By:	/s/ Richard H. Carmona	Director	June 13, 2018
Richard H. Carmona

By:	/s/ Julie Cullivan	Director	June 13, 2018
Julie Cullivan

By:	/s/ Bret S. Taylor	Director	June 13, 2018
Bret S. Taylor

By:	/s/ Matthew R. McBrady	Director	June 13, 2018
Matthew R. McBrady